                                                                    EXHIBIT 23.1



                          Independent Auditors' Consent

The Board of Directors
TALX Corporation:

We consent to incorporation by reference in the registration statements (Nos. 333-14619, 333-18393, 333-18389, 333-47569, 333-83369, and 333-83367) on Form
S-8 and (No. 333-63690) on Form S-3 of TALX Corporation of our report dated June 8, 2001, except for note 10, which is as of July 2, 2001, relating to the balance sheet of Ti3, Inc. as of March 31, 2001 and the related statements of earnings, stockholders' equity, and cash flows for the year then ended, which report appears in the Form 8-K of TALX Corporation dated July 2, 2001.

                                     /s/   KPMG LLP



St. Louis, Missouri
July 16, 2001